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                                                                Exhibit 99(j)(2)

                         CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 2 to the registration statement of State Farm Mutual Fund Trust on Form N-1A ("Registration Statement") of our report dated February 8, 2002, relating to the financial statements and financial highlights which appears in the December 31, 2001 Annual Report to Interestholders of the S&P 500 Index Master Portfolio, Russell 2000 Index Master Portfolio and International Index Master Portfolio, each a portfolio of Master Investment Portfolio, which is also incorporated by reference into the Registration Statement.

/s/  PricewaterhouseCoopers LLP

San Francisco, California
April 26, 2002